Exhibit 99.1

Concurrent Announces Appointment of New CEO

ATLANTA — November 18, 2014 — Concurrent (NASDAQ: CCUR), a global leader in unified content delivery, video analytics, and real-time Linux® solutions, today announced that industry leader Derek Elder is joining Concurrent to assume the role of chief executive officer, effective November 21, 2014.  He will also join the board of directors.  Elder succeeds Concurrent’s current CEO, Dan Mondor, who has served in that role since April 2008.

Mr. Elder has broad industry experience, most recently serving as Senior Vice President and General Manager of the DOCSIS & Multiservice Gateway business units at ARRIS Group, Inc. (NASDAQ: ARRS).  He has also held a number of other leadership positions at ARRIS in sales, product management and marketing in his 10 year tenure.  Prior to ARRIS, Mr. Elder was a technology and business leader at Tropic Networks, Cisco Systems and Narad Networks, Inc.

Steve Nussrallah, Concurrent’s chairman of the board, stated, “We are pleased to welcome Derek to Concurrent.  He brings a wealth of industry experience as well as tremendous leadership experience to the role and we look forward to his focus on accelerating growth in our businesses.”  Nussrallah went on to say, “We thank Dan Mondor for his contributions over the past six years, including the introduction of new multi-screen software solutions, expanding Concurrent’s customer base, and achieving profitability over the last eleven consecutive quarters.”

“I am honored to join Concurrent as CEO,” Derek Elder said. “I am looking forward to helping drive profitable growth, breakthrough innovation, and solutions that help our customers achieve competitive advantage.”

Mr. Elder received a Bachelor of Science degree from the University of Maryland University College and a Master of Business Administration from The Pennsylvania State University.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in unified content delivery, video analytics, and real-time Linux solutions.  The company delivers solutions for every screen and every network in support of commercial video services.  Concurrent’s unified content delivery and video analytics solutions support every screen simultaneously, making it easier for cable MSOs, fixed-line telecommunications providers, mobile operators, and online media companies to deliver revenue generating video services to consumers on any device, over any network. The world’s leading multichannel video service providers have selected Concurrent to deliver the solutions and services required to support their next-generation multi-screen video initiatives. Concurrent’s Emmy® award-winning video solutions are based upon a rich heritage of high-performance real-time technology. Concurrent’s real-time Linux solutions are used to support applications in the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Concurrent Reports Fiscal 2015 First Quarter Results
November 18, 2014

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve, U.S. government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video solutions business to capture new business; fluctuations and timing of large video solutions orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provide by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 27, 2014 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.
Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.
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Concurrent Reports Fiscal 2015 First Quarter Results
November 18, 2014

For more information, contact:

Media Relations:
Concurrent
Kristen Bryant
(678) 258-4221
kristen.bryant@ccur.com

Horn Group
Alex Shapiro
(415) 905-4011
Concurrentteam@horngroup.com

Investor Relations Contact:
Concurrent
Sandra Dover
(678) 258-4112
investor.relations@ccur.com